UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

STEAKHOUSE PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23739	94-3248672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10200 Willow Creek Road San Diego, California	92131
(Address of Principal Executive Offices)	(Zip Code)

(858) 689-2333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 11, 2006, Paragon Steakhouse Restaurants, Inc. (“Paragon”), a wholly-owned subsidiary of Steakhouse Partners, Inc. (the “Company”), entered into a Membership Interest Purchase Agreement with Delaware Trust Company, N.A. as Owner Trustee and Wells Fargo Bank, N.A. as Indenture Trustee of the ACLC Business Loan Receivables Trust 1999-2, and Delaware Trust Company, N.A. as Owner Trustee and Wells Fargo Bank, N.A. as Indenture Trustee of the ACLC Business Loan Receivables Trust 2000-1 (the “Sellers”). Pursuant to the Membership Interest Purchase Agreement, Paragon will acquire seven steakhouses in New England through the acquisition of 100% of the membership interests in the entities owning such steakhouses. The completion of the transaction is contingent upon, among other things, Paragon’s ability to obtain suitable financing for the transaction. The Company anticipates that the transaction will close by the end of 2006.

The aggregate consideration to be paid by Paragon in connection with the transaction is $15,000,000, subject to certain adjustments. Of this, $9,000,000 will be paid in cash and $6,000,000 will be paid in the form of a promissory note. The Company expects to pay the purchase price with cash to be provided under financing arrangements to be obtained prior to closing.

The Company issued a press release on October 16, 2006 regarding the execution of the Membership Interest Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Steakhouse Partners, Inc., dated October 16, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEAKHOUSE PARTNERS, INC.

Date: October 17, 2006	/s/ A. Stone Douglass
A. Stone Douglass President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release of Steakhouse Partners, Inc. dated October 16, 2006